Exhibit 99.1

China GengSheng Minerals Receives 2011 Fracture Proppant Orders
Totaling $5.4 Million from AMSAT International

Company to Ship 2,000 Metric Tons per Month Through June 2011

GONGYI, China, December 21, 2010 – China GengSheng Minerals, Inc. (AMEX:CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that it has received fracture proppant supply orders totaling $5.4 million from AMSAT International, a Florida-based technology company specializing in advanced ceramics. The Company will begin shipping product in January 2011, and expects to supply approximately 2,000 metric tons of proppant materials per month through June 2011, with specific quantities determined on a monthly basis based upon available capacity.

This is a custom order for 69 MPa-sized proppant materials, which AMSAT will distribute to its North American customers in the oil and gas industry.

In 2010 to date, GengSheng has shipped 36,000 metric tons of fracture proppants, including 17,000 metric tons to international customers. In order to meet the growing customer demand, GengSheng signed an operating lease for a 215,000 square foot fracture proppant manufacturing facility in October 2010, and expects full-year 2011 fracture proppant manufacturing capacity of approximately 100,000 metric tons.

“This new order reinforces our belief in the sizeable growth opportunity for fracture proppants, particularly in the overseas markets. Customer demand continues to grow, both domestically and internationally, and we are working to increase utilization rates while adding new capacity in order to more effectively address the needs of our current and potential customers,” said Mr. Shunqing Zhang, Chairman and CEO of China GengSheng Minerals. “International proppant sales typically carry higher gross margins than domestic sales, and are characterized by shorter receivable collection periods, which contributes to improved operating cash flow and the overall growth of our business.”

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steelmaking furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

China GengSheng Minerals, Inc.

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Forward-looking Statement

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely, ” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that my cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement.

Contacts:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

China GengSheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
gszs@gengsheng.com
+86-135-2551-0415

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